Exhibit 99.1
Globe Specialty Metals Closes Two Major Transactions With Dow Corning
Nov 5, 2009 (GlobeNewswire via COMTEX News Network) —
1)	Formation of a Joint Venture at Globe’s Alloy, WV Silicon Metal Facility, One of the World’s Largest

2)	The Sale of Globe’s Brazilian Operation to Dow Corning
Gross Proceeds of $175 Million To be Used for Strategic Growth Initiatives
NEW YORK, Nov. 5, 2009 (GLOBE NEWSWIRE) — Globe Specialty Metals, Inc. (Nasdaq:GSM) today announced the formation of a joint venture with Dow Corning at its silicon metal facility in Alloy, West Virginia and the sale of its Brazil operation to Dow Corning. Globe received $175 million in cash from Dow Corning for its interests in the two facilities. “This strategic transaction strengthens and solidifies our Company’s relationship with Dow Corning, a global leader in silicones and silicon-based technology and one of our largest customers,” said Globe Chief Executive Officer, Jeff Bradley. “We expect the joint venture to facilitate an even higher level of cooperation with Dow Corning and look forward to working with them in the future.”
“The decision to sell our Brazilian facility was driven by the difference in strategic value to Dow Corning versus the Company,” Bradley added. “We are still very committed to the South American market and will continue to maintain a strong presence there with our Argentina plants.”
“These acquisitions reflect Dow Corning’s strategy of securing a sustainable and reliable supply of the raw material, to meet most efficiently the needs of our customers,” said Robert Hansen, Dow Corning’s executive vice president and general manager of Core Products. “Globe has been a long-time strategic supplier to Dow Corning. Our joint venture manufacturing arrangement with them puts us in a partnership with one of the world’s leading silicon metal companies. We look forward to continuing and growing that relationship.”
“The net proceeds from the sale provide significant additional capital to continue our aggressive growth and diversification strategy,” said Bradley. “Globe has been a consistently profitable and solidly American-based manufacturing company with a history of making timely acquisitions at attractive prices. We are always evaluating strategic acquisitions with an eye on delivering long-term shareholder value.”
Joint Venture
Globe retains a 51% stake in the Alloy, WV plant, one of the world’s largest silicon metal manufacturing facilities. As the managing partner, Globe will continue to operate the plant on behalf of the new venture, WVA Manufacturing LLC. Dow Corning, which owns the remaining 49%, and Globe will split production output proportional to their ownership interests.
Brazil Facility
All customer contracts at the former Globe facility in Brazil will be honored. The Company anticipates no disruption or interruption in service to any customer.
About Globe Specialty Metals
Globe Specialty Metals (www.glbsm.com) is among the world’s largest producers of silicon metal and silicon-based alloys, critical ingredients in a host of industrial and consumer products with growing markets. Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers. The Company is headquartered in New York, N.Y.

About Dow Corning
Dow Corning (www.dowcorning.com) provides performance-enhancing solutions to serve the diverse needs of more than 25,000 customers worldwide. A global leader in silicones, silicon-based technology and innovation, Dow Corning offers more than 7,000 products and services via the company’s Dow Corning(R) and XIAMETER(R) brands. Dow Corning is owned by The Dow Chemical Company and Corning, Incorporated. More than half of Dow Corning’s annual sales are outside the United States.
Conference Call
We invite all interested persons to participate on a conference call at 9:15 am, Eastern Time. The dial-in number for the call is 866-766-7403. International callers should dial 678-805-0972. Please dial in at least five minutes prior to the call to register. The call may also be accessed via an audio webcast available on the GSM website at http://investor.glbsm.com. Click on the November 5, 2009 Conference Call link to access the call.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. regarding its business, financial condition, the economy and other future conditions.
Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; and ability to acquire or renew permits and approvals.
Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

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